SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

July 13, 2004 (Date of Earliest Event Reported)

AIRPLANES LIMITED	AIRPLANES U.S. TRUST
(Exact Name of Registrants as Specified in Memorandum of Association or Trust Agreement)

Jersey, Channel Islands	Delaware
(State or Other Jurisdiction of Incorporation or Organization)

33-99970-01	13-3521640
(Commission File Number)	(IRS Employer Identification No.)

Airplanes Limited	Airplanes U.S. Trust
22 Grenville Street	1100 North Market Street
St. Helier	Rodney Square North
Jersey, JE4 8PX	Wilmington, Delaware
Channel Islands	19890-0001
(011 44 1534 609 000)	(1-302-651-1000)
(Addresses and Telephone Numbers, Including Area Codes, of Registrants' Principal Executive Offices)

Item 5.  Other Events

Attached hereto as Exhibit A is a copy of a Report to Certificateholders dated July 13, 2004, sent to each holder of a Pass Through Certificate issued by Airplanes Pass Through Trust.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AIRPLANES LIMITED

Date: July 13, 2004	/s/ Roy M. Dantzic*
Director and Officer

Date: July 13, 2004	AIRPLANES U.S. TRUST

/s/ Roy M . Dantzic*
Controlling Trustee and Officer

*By: /s/ Gerard Hastings
Attorney-in-Fact

EXHIBIT INDEX

Exhibit A	-	Report to Certificateholders
Exhibit B	-	Power of Attorney for Airplanes Limited
Exhibit C	-	Power of Attorney for Airplanes U.S. Trust